SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                     the Securities and Exchange Act of 1934


                          Date of Report: May 21, 1999



                           OKLAHOMA ENERGY CORPORATION
             ------------------------------------------------------
                     (formerly Cayman Resources Corporation)
             (Exact name of registrant as specified in its charter)


       Oklahoma                       0-10337                   73-1129531
------------------------       ---------------------         -------------------
(State of Incorporation)       (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)


             2 West Main Street, P.O. Box 579, Cyril, OK 73029-0579
             ------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (580) 464-3751
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



Cayman Resources Corporation 601 S. Boulder, Ste. 500, Tulsa, OK 74119 (Former name or former address, if changed since last report.)


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Item 1. Changes in Control of Registrant


On May 21, 1999, the directors of Oklahoma Energy Corporation appointed new directors to control the Company.

At a meeting held immediately following the appointment of new board members, the newly appointed directors elected Alan J. Kau as President of Oklahoma Energy Corporation to fill the vacancy caused by the resignation of Arthur E. Juhl.


Item 4. Changes in Registrant's Certifying Accountant


Effective March 2, 1999, the registrant engaged Turner, Stone & Company, L.L.P. (TS&C) as its principal accountants. TS&C and the Registrant have agreed that TS&C is to perform an audit of the Registrant's financial statements for the period ending December 31, 1998. This change in auditors was agreed to after careful consideration by the Registrant's management and Board of Directors. During the last two fiscal years and the subsequent interim period to the date hereof, the Registrant did not consult TS&C regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.


Item 6.           Resignation of Registrant Directors


On May 21, 1999, Arthur E. Juhl resigned his position as President of Oklahoma Energy Corporation (the Company).













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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.


                                                 Oklahoma Energy Corporation




DATED:  December 20, 1999                        By: /s/  Alan J. Kau
                                                     ---------------------------
                                                     Alan J. Kau, President
                                                     and Chief Executive Officer







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